Exhibit 10.61

LICENSED SOFTWARE ADDENDUM #10 TO

MASTER TECHNOLOGY LICENSE AGREEMENT

DATED JANUARY 16, 2000

BY AND BETWEEN

KONICA CORPORATION AND PEERLESS SYSTEMS CORPORATION

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LICENSED SOFTWARE ADDENDUM #10 TO

MASTER TECHNOLOGY LICENSE AGREEMENT

DATED JANUARY 16, 2000

This Licensed Software Addendum #10 (hereinafter referred to as “LSA #10”) is entered into by and between Konica Corporation, a Japanese corporation, having its principal offices at No. 26-2 Nishishinjuku 1-chome, Shinjuku-ku, Tokyo, Japan (hereinafter referred to as “KONICA”) and Peerless Systems Corporation, having its principal office at 2381 Rosecrans Ave, Suite 400, El Segundo, CA 90245 (hereinafter referred to as “PEERLESS”), as of December 1, 2002 (the “Effective Date”).

This LSA #10 is subject to and incorporates the provisions of the Master Technology License Agreement between KONICA and PEERLESS dated January 16, 2000 (hereinafter referred to as “MTLA”). This LSA #10 is entered into by and between KONICA and PEERLESS pursuant to the MTLA, and the terms and conditions of which are incorporated by reference herein.

1.0 PEERLESS LICENSED PRODUCT:

•	PEERLESS SDK supporting for Adobe® PDF-to-PostScriptñ conversion module for embedded PDF 1.3 printing

2.0 SOURCE CODE ACCESS FEE

KONICA agrees to pay PEERLESS a non-refundable, non-creditable, and non-transferable payment in the amount of * U.S. dollars (U.S. $*) for a one-time Source Code Access Fee for the above Licensed Product. This payment shall be paid to PEERLESS within * (*) calendar days of the Effective Date of this LSA #10, but in no event later than *.

3.0 Site License

PEERLESS grants to KONICA a restricted, personal, non-transferable, non-assignable, non-exclusive, internal use only site license to use and store the PEERLESS Licensed Product solely at the following location: The KONICA Systems Technology Center, 5701 Skylab, Huntington Beach, CA 92647.

Additional site licenses may be available at * U.S. dollars (US$*) per site.

4.0 SOURCE LICENSE

PEERLESS grants to KONICA a restricted, personal, non-transferable, non-assignable, non-exclusive, internal use only license under this LSA #10 to develop Derivative Works using the PEERLESS Licensed Product solely for the purposes of (i) creating source code versions of Derivative Works of any Current Release or any Update Release for Authorized KONICA Devices, (ii) creating Machine Executable Copies for Authorized KONICA Devices using any development environment or compiler of which PEERLESS may approve in writing, which approval shall not be unreasonably withheld, and (iii) providing maintenance, support or similar services in connection with any Machine Executable Copies distributed under the MTLA.

5.0 OBJECT LICENSE

PEERLESS grants to KONICA a non-transferable, non-assignable, non-exclusive license under this LSA #10 to distribute object code copies of the PEERLESS Licensed Product per Section 2.2 of the MTLA. This license is subject to payment of all Recurring License Fees by KONICA to PEERLESS, as set forth in Section 6.0 below. Additionally, the object code copies of the PEERLESS Licensed Product described in this Section can only be shipped with Authorized KONICA Devices containing Adobe® PostScript® version 3015 which is licensed from PEERLESS.

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Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request.

Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.0 RECURRING LICENSE FEES

For the purpose of calculation of the Recurring License Fee, the U.S. SRP shall be used to determine the SRP for all Authorized KONICA Devices with an established SRP in the United States of America; the Japan SRP shall be used when the Authorized KONICA Device does not have an established SRP in the United States.

It is further agreed between the parties that the per unit Recurring License Fee for the PEERLESS Licensed Product will be mutually agreed upon in a subsequent LSA and which shall be agreed upon prior to the shipment of the first Konica Authorized Product containing PDF.

7.0 SUPPORT

No support is provided under this LSA #10. Any support for the PEERLESS Licensed Product may be covered by a separate agreement that is mutually agreed upon in writing by the parties. KONICA will be required to purchase on-going Subscription Support under a separate agreement to maintain the licenses granted herein.

8.0 TERM AND TERMINATION

The term of this LSA #10 shall commence upon the Effective Date and shall continue in full force and effect until the MTLA has expired or has been terminated or until the Subscription Support for the PEERLESS Licensed Product has expired or has been terminated, whichever comes first.

9.0 PROPRIETARY RIGHTS AND CONFIDENTIALITY

9.1 PEERLESS shall own all title and proprietary rights, including without limitation copyrights, patents, trade secret rights and any other intellectual property right, in the PEERLESS Licensed Product defined herein and any PEERLESS Material, including without limitation, any portion thereof incorporated in or underlying any Derivative Work created by KONICA, and any part or copy of any of the foregoing in any form or media. In the case of all Derivative Works, PEERLESS shall continue to own the underlying Code and all proprietary rights thereto, and shall own the Derivative Work as whole and all proprietary rights thereto. PEERLESS shall own such modifications per se and all proprietary rights thereto. KONICA shall have the right and license to use such modifications to the same extent it is licensed to use the Code in such respective formats as set forth elsewhere in the SDKLA and this LSA #10. The foregoing ownership rights are subject to the Licenses set forth herein. Rights not expressly granted to KONICA hereunder are reserved by PEERLESS.

KONICA agrees to assign, and upon creation thereof automatically assigns, all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in the Derivative Works. KONICA agrees to execute any documents of assignment or registration of copyright or other intellectual property rights requested by PEERLESS respecting any and all Derivative Works thereof. KONICA retains no rights or license to utilize any Derivative Works except in furtherance of the purposes of this LSA #10 or unless specifically authorized in writing by PEERLESS.

9.2 Without limiting any of KONICA’s obligations of confidentiality imposed pursuant to the SDKLA, KONICA shall (i) specifically require any employee or contractor of KONICA to execute KONICA’s standard confidentiality and non-disclosure agreement(s), the content of such agreement to be subject to PEERLESS’ approval, which shall not be unreasonably withheld; (ii) notify PEERLESS promptly and in writing of any circumstances of which KONICA has knowledge regarding any possible use of or access to any Confidential Information or any part thereof by any unauthorized person or entity; and (iii) take and allow PEERLESS to take, at KONICA’s expense, but under PEERLESS’ control, any legal or other action necessary to prevent or stop the access to or use of the Confidential Information by a person or an entity that has gained access to the Confidential Information due to the fault or negligence of KONICA or any breach by KONICA arising out of or in connection with the SDKLA or this LSA #10.

9.3 Any breach by KONICA of any of its obligations under this Section 9 shall constitute a Default under

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the provisions of the SDKLA.

10.0 AUDIT RIGHTS

PEERLESS shall have the right, upon one (1) business day’s prior notice, to have one (1) of its employees walk through and inspect any KONICA Facility to determine whether KONICA employs adequate security procedures as required in the SDKLA and Section 9.2 of this LSA #10. Any such audit shall take place during business hours at KONICA’s location, as described in Section 3.0 of this LSA #10, and shall be conducted in a manner that does not unreasonably disrupt the business operations of KONICA. PEERLESS shall bear the expense of any such audit. PEERLESS shall comply with KONICA’s reasonable instructions during the audit of the KONICA Facility.

IN WITNESS WHEREOF, the parties hereto have executed this LSA #10 as of the Effective Date.

KONICA CORPORATION By:	PEERLESS SYSTEMS CORPORATION By:

s/ Masatoshi Matsuzaki	s/ Ron Davis
(Authorized Signature)	(Authorized Signature)
Name: Masatoshi Matsuzaki	Name: Ron Davis
Title: General Manager, System Technology Division Office Document Company	Title: Vice President of Sales
Date: January 17, 2003	Date: January 17, 2003

///End

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